Exhibit 10.8

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO SUCH ACT.

RALLY SOFTWARE DEVELOPMENT CORP.

WARRANT TO PURCHASE

COMMON STOCK

Void after November 15, 2016

THIS CERTIFIES THAT, for value received, ENTREPRENEURS FOUNDATION OF COLORADO LLC (the “Holder”) is entitled to purchase, on the terms and subject to the conditions hereof, the number of shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Rally Software Development Corp., a Delaware corporation (the “Company”), set forth below, at a per share purchase price of $0.26 (the “Exercise Price”), subject to adjustment as provided herein.

The following terms shall apply to this Warrant:

1.                                       Exercise of Warrant.  The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby (the “Warrant Shares”) may be purchased, are as follows:

1.1                                 Number of Shares.  This Warrant shall be exercisable for 65,002 Warrant Shares, which number shall be subject to adjustment in accordance with Section 2 of this Warrant.

1.2                                 Exercise.  This Warrant may be exercised in whole or in part:

(a)                                  on November 15, 2016 (the “Termination Date”),

(b)                                 on the closing date of a “Sale of the Company” (as defined in Section 1.3 below),

(c)                                  on the closing date of the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act of 1933, as amended (the “Initial Offering”); or

(d)                                 at any time prior to the Termination Date, but only with the prior written consent of the Company.

If not exercised on or prior to the Termination Date, a Sale of the Company, or an Initial Offering, this Warrant shall be void thereafter.  The exercise of the purchase rights hereunder, in whole or in part, shall be effected by (a) the surrender of this Warrant, together with a duly executed copy of the form of the subscription attached as Exhibit A hereto, to the Company at its principal executive offices, (b) the delivery of the Exercise Price by (i) cashier’s or certified check or bank draft payable to the Company’s order, (ii) by wire transfer to the Company’s account, or (iii) pursuant to Section 1.4 of this Warrant for the number of Warrant Shares for which the purchase rights hereunder are being exercised, and (c) if this Warrant is not registered in the name of the Holder, an Assignment or Assignments in the form set forth in Exhibit C hereto evidencing the assignment of this Warrant to the Holder, in which case the Holder shall have complied with the provisions set forth in Section 8 of this Warrant.

1.3                                 Automatic Exercise.  Notwithstanding any provision herein to the contrary, this Warrant shall automatically be deemed to be exercised in full in the manner set forth in Section 1.4 of this Warrant, without any further action on behalf of Holder (other than the payment of the exercise price in the manner set forth in Section 1.4 of this Warrant) on the earliest date immediately prior to (a) the time this Warrant would otherwise expire, (b) immediately prior to a Sale of the Company, or (c) immediately prior to the closing of an Initial Offering.  A “Sale of the Company” shall mean either of the following (i) the acquisition of all or substantially all of the capital stock of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (ii) a sale of all or substantially all of the assets of the Company; unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.  In connection with the exercise of this Warrant pursuant to clause (b) above, such exercise shall be conditioned upon the closing of such Sale of the Company, and the Warrant shall not be deemed to have been exercised until the closing of such Sale of the Company.

1.4                                 Net Issue Election.

(a)                                  Notwithstanding any provision herein to the contrary, upon automatic exercise of this Warrant as provided in Section 1.3 of this Warrant or at any time or from time to time as Holder may elect, Holder shall be entitled to receive, without the payment by Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice attached hereto as Exhibit B duly executed (other than exercise pursuant to Section 1.3), at the Company’s executive principal offices.  Thereupon, the Company shall issue to Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A-B)

A

where:                                                             X =                             the number of shares of Common Stock to be issued to Holder

Y =                              the number of shares of Common Stock purchasable under this Warrant in respect of which the net issue election is made

A =                            the fair market value of one share of Common Stock, as determined pursuant to Section 1.4(b) of this Warrant, as at the time the net issue election is made

B =                              the Exercise Price in effect under this Warrant at the time the net issue election is made

(b)                                 For purposes of this Section 1.4, fair market value of one share of Common Stock as of a particular date shall mean:

(i)                                     In the case of an initial public offering of the Company’s Common Stock, the initial “price to public” of one share of such Common Stock specified in the final prospectus with respect to such offering;

(ii)                                  If the Company’s Common Stock is listed on a security exchange or the NASDAQ National Market, the average closing price of the Company’s Common Stock on such exchange or the NASDAQ National Market for the five trading days prior to the day notice of exercise is provided to the Company;

(iii)                               In the case of a Sale of the Company, the effective per share consideration to be received by the holders of the Common Stock; or

(iv)                              If Sections 1.4(b)(i), (ii) or (iii) of this Warrant do not apply, then as determined by the Company’s board of directors in good faith.

1.5                                 Issuance of Shares.  In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Common Stock so purchased shall be dated the date of issuance and, together with any other securities issuable upon such exercise and any other property to which the Holder may be entitled upon such exercise, shall be delivered to the Holder hereof within a reasonable time, not exceeding three business days after receipt of an Exercise Notice by the Company, with the certificates for the shares of Common Stock so purchased being in such denominations as may be specified in the applicable Exercise Notice, and registered in the name of the Holder or such other name or names as shall be specified in the applicable Exercise Notice, and the Holder hereof (or such other person(s)) shall be deemed for all purposes to be the holder of record of the shares of Common Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been cancelled in payment or partial payment of the Warrant Price as hereinafter provided) shall also be issued to the Holder hereof within such time.  The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.

2.                                       Certain Adjustments.

2.1                                 Merger, Sale of Assets, Etc.  If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (a) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (b) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (c) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that Holder shall thereafter be entitled to receive upon exercise of this Warrant in accordance with the terms hereof, during the period and upon the events specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, consolidation, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 2.  The foregoing provisions of this Section 2.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.  If the per-share consideration payable to Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s board of directors.  In all events, appropriate adjustment, as determined in good faith by the Company’s board of directors, shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

2.2                                 Reclassification, etc.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2.

2.3                                 Split, Subdivision or Combination of Shares.  If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

2.4                                 Adjustments for Dividends in Stock or Other Securities or Property.  If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property, other than cash, of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property, other than cash, of the Company that Holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such event, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 2.

2.5                                 Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 2, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request, at any time, of Holder, furnish or cause to be furnished to Holder a like certificate setting forth: (a) such adjustments and readjustments; (b) the Exercise Price at the time in effect; and (c) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

3.                                       Representations and Warranties of Holder.

3.1                                 Holder hereby warrants and represents that Holder is (i) acquiring this Warrant, and any Warrant Shares issued upon exercise of this Warrant, for Holder’s own account and not with a view to their resale or distribution and (ii) Holder is an “accredited investor” as such term is defined under rule 501 promulgated under the Securities Act of 1933, as amended (the “1933 Act”).

3.2                                 Holder acknowledges that this Warrant has not been registered under the 1933 Act, on the ground that the issuance of this Warrant is exempt from registration pursuant to Section 4(2) of the 1933 Act, and that the Company’s reliance on such exemption is predicated on the representations of Holder set forth herein.

3.3                                 In connection with the investment representations made herein, Holder represents that it is able to fend for itself in the transactions contemplated by this Warrant, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment, has the ability to bear the economic risks of its investment and has been furnished with and has had access to such information as it has requested and deemed appropriate to its investment decision.

3.4                                 Holder hereby confirms that Holder has been informed that this Warrant, and the Warrant Shares issued upon exercise of this Warrant, are restricted securities under the 1933 Act and may not be resold or transferred unless this Warrant, or the Warrant Shares issued upon exercise of this Warrant, as the case may be, are first registered under the federal securities laws or unless an exemption from such registration is available.  Holder acknowledges that the Company has no obligation to register the Warrant Shares.  Accordingly, Holder hereby acknowledges that Holder is prepared to hold this Warrant, and the Warrant Shares issued upon exercise of this Warrant, for an indefinite period and that Holder is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the issuance of this Warrant from the registration requirements of the 1933 Act.

3.5                                 Holder hereby agrees that Holder shall make no disposition of this Warrant or the Warrant Shares issued upon exercise of this Warrant unless and until Holder shall have provided the Company with assurances that (a) the proposed disposition does not require registration of the Warrant Shares under the 1933 Act, or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act has been taken.

3.6                                 In order to reflect the restrictions on disposition of the Warrant Shares, the stock certificates for the Warrant Shares will be endorsed with restrictive legends to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT, AND AS MAY BE AMENDED FROM TIME TO TIME, AND SAID SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT.  SUCH AGREEMENT MAY BE EXAMINED AT THE PRINCIPAL PLACE OF BUSINESS OF THE COMPANY AND A COPY THEREOF WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE STOCKHOLDER.”

4.                                       Representations, Warranties and Covenants of the Company.  This Warrant is issued and delivered by the Company and accepted by Holder on the basis of the following representations, warranties and covenants made by the Company:

4.1                                 The Company covenants that it will at all times from and after the date hereof reserve and keep available, free and clear of all preemptive or similar rights, such number of its authorized shares of Common Stock as will be sufficient to permit, respectively, the exercise of this Warrant in full.  The Company covenants further that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

4.2                                 The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder.  This Warrant has been duly authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

4.3                                 The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (a) violate or contravene the Company’s Certificate of Incorporation or Bylaws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (b) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (c) require the consent or approval of or the filing of any notice or registration with any person or entity.

4.4                                 If any shares of the Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority or other governmental approval or filing under any federal or state law before such shares may be so issued, the Company will in good faith use its best efforts to, as promptly as practicable at its expense, cause such shares to be duly registered or qualified or such approval to be obtained or filing made.  If the Company shall list any shares of Common Stock on any securities exchange it will, at its expense, list thereon, maintain and increase when necessary such listing of, all shares of Common Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Common Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed.

4.5                                 The Company shall not by any action (including, without limitation, amending the Certificate of Incorporation or bylaws of the Company or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action) avoid or seek to avoid (directly or indirectly) the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary, appropriate or desirable to protect the rights of the Holder hereof against impairment.

5.                                       Fractional Shares.  No fractional shares shall be issued in connection with any exercise of this Warrant.  In lieu of the issuance of such fractional shares, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined in good faith by the Company’s board of directors.

6.                                       No Privilege of Stock Ownership.  Prior to the exercise of this Warrant, Holder shall not be entitled, by virtue of holding this Warrant, to any rights of a stockholder of the Company, including, without limitation, the right to vote, receive dividends or other distributions, or exercise preemptive rights, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.  Nothing in this Section 6 shall limit the right of Holder to be provided the notices required herein or to participate in distributions described in Section 2 of this Warrant if Holder ultimately exercises this Warrant.

7.                                       “Market Stand-Off” Agreement.  Holder hereby agrees that is shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration or purchased in the registration or aftermarket) for the 180-day period following the effective date of the Initial Offering (or such longer period not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711); provided, that, with respect to (i) above, all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements.  Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under this Section 7 or that are necessary to give further effect thereto.  The obligations described in this Section 7 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or

Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

8.                                       Transfers or Exchanges.  Subject to compliance with all applicable federal and state securities laws, which the Holder shall establish to the satisfaction of the Company, this Warrant and all rights hereunder are transferable in whole or in part by Holder to any person.  Holder will provide prior written notice of such transfer to the Company.  The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal executive offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  In the event of a partial transfer, the Company shall issue to Holder and its transferees one or more appropriate new warrants.

9.                                       Successors and Assigns.  The terms and provisions of this Warrant shall be binding upon the Company, Holder, and their respective successors and assigns, subject at all times to the restrictions set forth in this Warrant.

10.                                 Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt of notice by the Company of the loss, theft, destruction, or mutilation of this Warrant, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and, if mutilated upon surrender and cancellation of this Warrant, the Company will make and deliver a new warrant, in identical form, and dated as of such cancellation, in lieu of this Warrant.

11.                                 Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action, or the expiration of any right required or granted herein shall be a Saturday, or Sunday, or shall be a legal holiday, then such action may be taken or such right may be exercised, except as to the purchase price, on the next succeeding day not a legal holiday.

12.                                 Amendments and Waivers.  Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance, and either retroactively or prospectively), with the written consent of the Company and Holder.

13.                                 Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of law provisions thereof.

14.                                 Notices.  Any notice, demand or delivery pursuant to the provisions of this Warrant shall be in writing, shall be addressed as set forth below and shall be sufficiently delivered or made on the second business day if delivered by Federal Express or any other reliable overnight courier.

If to the Company:	Rally Software Development Corp.
1050 Walnut Street
Suite 202
Boulder, CO 80302
Attention: Chief Executive Officer

If to the Holder:	Entrepreneurs Foundation of Colorado LLC
1123 Spruce Street
Boulder, CO 80302

Either the Company or Holder may change its address for notice purpose by providing written notice to the other party in accordance with this Section 14.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of November 15, 2006.

/s/Ryan Martens

By:	Ryan Martens
Title:	Chief Technology Officer

EXHIBIT A

SUBSCRIPTION

Attention:

Ladies and Gentlemen:

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant dated                      , 20    ,                      shares of the Common Stock of                                         , a                  corporation.

Dated:	,

By:
Print Name:
Title:

EXHIBIT B

NET ISSUE ELECTION

Attention:

Ladies and Gentlemen:

The undersigned hereby elects under Section 1.4 of the Warrant dated                     , 20      , (the “Warrant”), to exercise its right to receive                         shares of Common Stock pursuant to the Warrant.  The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Name for Registration:

Mailing Address:

By:
Print Name:
Title:

EXHIBIT C

ASSIGNMENT

FOR VALUE RECEIVED,                                                              hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-            ) with respect to the number of shares of the Non-Voting Common covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

Dated:	Signature:

Witness: